UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 17, 2008

(Date of Report - Date of earliest event reported on)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06  Material Impairments

On September 7, 2008, the United States Department of Treasury and the Federal Housing Finance Agency (“FHFA”) announced that both the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) were being placed under conservatorship and that management of the entities would be under the control of the FHFA, their regulator.  The plan announced by the Treasury Department and the FHFA includes, among other things, the elimination of dividends on Fannie Mae and Freddie Mac common and preferred stock.

Community Bancorp. (the “Company”) owns 27,700 shares of Series F and 20,000 shares of Series H Fannie Mae preferred stock, all of which are held in the Company’s available-for-sale portfolio.  As of June 30, 2008, the aggregate adjusted carrying value of such shares was approximately $1,552,865.  The Company does not own any other preferred or common stock of either Fannie Mae or Freddie Mac.

The Company announced today that, in view of the recent Federal conservatorship of Fannie Mae and the related restrictions on its outstanding preferred stock (including the elimination of dividends thereon), on September 12, 2008, Management of the Company concluded that the Company would record an other-than-temporary impairment (“OTTI”) noncash charge with respect to its holdings of Fannie Mae preferred stock.  The OTTI charge related to such securities will be made as of September 30, 2008 and will be based on the market value of the shares on that date.  As of September 16, 2008, the aggregate market value of the shares was approximately $125,973.  The amount of this OTTI charge is subject to material change in the future as a result of significant uncertainties related to Fannie Mae's business operations and the Federal conservatorship and the continuing impact of such factors on the market value of the preferred stock.

Management expects that, even if the Company were to write off its entire investment in the preferred shares, it and its banking subsidiary would remain “well capitalized” at September 30, 2008 under applicable regulatory capital standards.

Additional information regarding the OTTI charge is contained in the Company’s press release dated September 17, 2008, filed as exhibit 99.1 to this report.

This report contains forwarding-looking statements about the Company, its operations and financial reporting.  Forward-looking statements do not relate strictly to historical or current facts.  Words such as “believe,” “expect,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may” denote forward-looking statements.  Certain factors could cause actual results to differ materially from expected results, including changes in the general economic conditions (such as interest rates, employment levels and real estate values), legislative and regulatory changes, further developments with respect to the Fannie Mae conservatorship, changes in the Company's and Fannie Mae's business operations and the results thereof and changes in the securities markets.  The Company does not intend to update this Report and expressly disclaims any obligation to do so, except as otherwise required by law.

Item 8.01  Other Events

On September 8, 2008 the Board of Directors of Community Bancorp. declared a quarterly cash dividend of $.17 per share, payable on November 1, 2008 to shareholders of record on October 15, 2008.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit 99.1  Press Release dated September 17, 2008, announcing declaration of a quarterly cash dividend and writedown of Fannie Mae preferred stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: September 17, 2008	/s/ Stephen P. Marsh
Stephen P. Marsh,
President & Chief Executive Officer